UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2008 (February 11, 2008)

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-5232

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON FEBRUARY 12, 2008, GLOBAL BPO SERVICES CORP. (“GLOBAL BPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GLOBAL BPO STOCKHOLDERS. STOCKHOLDERS OF GLOBAL BPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GLOBAL BPO’S PRELIMINARY PROXY STATEMENT, AMENDMENTS THERETO AS THEY BECOME AVAILABLE, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY GLOBAL BPO WITH THE SEC IN CONNECTION WITH GLOBAL BPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GLOBAL BPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GLOBAL BPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GLOBAL BPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GLOBAL BPO IS CONTAINED IN GLOBAL BPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GLOBAL BPO’S PRELIMINARY PROXY STATEMENT. GLOBAL BPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GLOBAL BPO’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 1.01. Entry into a Material Definitive Agreement

Global BPO Services Corp., a Delaware corporation (“Global BPO”), announced today that it has entered into an agreement (the “Agreement”) with PNC Bank, National Association (“PNC Bank”), as lead lender and administrative and collateral agent, regarding proposed senior secured credit facilities up to an aggregate of $108,695,428 (the “Financing”) for the continued financing of Stream Holdings Corporation (“Stream”), following Global BPO’s proposed acquisition of Stream.

PNC Bank has committed to provide, subject to satisfaction of various terms and conditions referred to in its agreement with Global BPO, $30,000,000 of the Financing, and to syndicate the remaining $78,695,428 of the Financing on a best efforts basis with PNC Capital Markets LLC acting as lead arranger and sole bookrunner. The Financing will consist of a five year senior secured revolving credit facility up to $100,000,000 (the “Revolver”) under which borrowing availability will be based on, among other things, Stream’s eligible accounts receivable. The Revolver will have a sub-limit for the issuance of letters of credit to support various leased facilities of Stream. The Financing will also consist of a senior secured domestic term loan up to $5,809,788 and a senior secured foreign term loan up to $2,885,640.

Global BPO expects that approximately $77,000,000 of existing debt of Stream outstanding at January 31, 2008 will be assumed as part of the Financing.

Global BPO expects to use approximately $23,000,000 of its funds available from its trust account to repay certain other indebtedness of Stream following approval of the proposed Stream acquisition by its stockholders. After the closing of the Stream acquisition and before any potential dissenter cash payments, Global BPO expects that it will have cash of approximately $120,000,000 (based on Stream’s January 31, 2008 balance sheet), depending on the amount of indebtedness drawn under the Financing and an estimated acquisition closing date of June 30, 2008.

The closing of the Financing is subject to the satisfaction of various terms and conditions, including, without limitation, the closing of the acquisition of Stream by Global BPO, syndication by PNC Capital Markets LLC of $78,695,428 of the Financing on a best efforts basis, PNC Bank’s satisfactory review of the opening pro forma balance sheet reflecting the capitalization of Stream post acquisition by Global BPO, evidence by Stream of certain minimum undrawn availability at closing, and satisfaction of other conditions customary for this type of lending arrangement.

The foregoing description is a summary of the material terms of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Agreement.

On February 14, 2008, Global BPO issued a press release announcing the entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following document is included as an exhibit to this report:

10.1	Agreement, dated February 11, 2008, by and among Global BPO Services Corp., PNC Bank, National Association and PNC Capital Markets LLC.

99.1	Press release of Global BPO Services Corp. dated February 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2008

GLOBAL BPO SERVICES CORP.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated February 11, 2008, by and among Global BPO Services Corp., PNC Bank, National Association and PNC Capital Markets LLC.

99.1	Press release of Global BPO Services Corp. dated February 14, 2008.